UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 28, 2003

                                   ----------


                        CROSS MEDIA MARKETING CORPORATION
             (Exact name of registrant as specified in its charter)



            Delaware                      0-25435                13-4042921
 (State or other jurisdiction of   (Commission file number)   (I.R.S. employer
   incorporation or organization)                            identification no.)




      461 Fifth Avenue, 19th Floor
           New York, New York                                          10017
 (Address of principal executive offices)                            (Zip code)



       Registrant's telephone number, including area code: (212) 457-1200

Item 5.  Other Events

      On June 16, 2003 (the "Commencement Date"), Cross Media Marketing Corporation (the "Company") and Media Outsourcing, Inc., one of the Company's wholly owned subsidiaries ("MOS", and together with the Company, the "Debtors"), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case No. 03-13901). The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as "debtors-in-possession" pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. The Debtors are focusing their efforts on an orderly liquidation of their assets.

      The Company files herewith its financial report for the period from the Commencement Date through July 31, 2003, filed with the Bankruptcy Court on August 28, 2003 and amended and supplemented on September 15, 2003 (as amended and supplemented, the "Report").

      THE REPORT CONTAINS FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION THAT HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS, ARE NOT PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPALS, AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit No.       Description
-----------       -----------

99.1 Transmittal of Financial Reports with Operating Requirements for the period ended July 31, 2003, filed August 28, 2003.

99.2 Amendment and supplement to Transmittal of Financial Reports with Operating Requirements for the period ended July 31, 2003, filed September 15, 2003.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Cross Media Marketing Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CROSS MEDIA MARKETING CORPORATION


Date: September 30, 2003            By: /s/ Peter A. Furman
                                        ---------------------------------
                                        Name:  Peter A. Furman
                                        Title: Chief Executive Officer and
                                               Chief Restructuring Officer

                                Index to Exhibits
                                -----------------

Exhibit No.       Description
-----------       -----------

99.1 Transmittal of Financial Reports with Operating Requirements for the period ended July 31, 2003, filed August 28, 2003.

99.2 Amendment and supplement to Transmittal of Financial Reports with Operating Requirements for the period ended July 31, 2003, filed September 15, 2003.